News Release
LSBTheBank — P.O. Box 867
Lexington, NC 27293-0867 — www.lsbnc.com

LSB BANCSHARES REPORTS 4th QUARTER AND FULL YEAR FINANCIAL RESULTS

     LEXINGTON, N.C. — January 15, 2004 — LSB Bancshares, Inc. (NASDAQ: LXBK), parent company of Lexington State Bank, reported net income in the fourth quarter of 2003 of $802,000, or $0.09 per diluted share, compared to $2,441,000, or $0.29 per diluted share, in the fourth quarter of 2002. The decline in earnings was primarily due to the previously announced fourth quarter pretax charge of $2.9 million ($1.8 million after tax) related to the write down of two problem credits. This charge also led to a reduction in annual earnings, which declined to $8,578,000, or $1.00 per diluted share, for 2003, compared to $10,214,000, or $1.20 per diluted share, for 2002.

     Net interest income in the fourth quarter of 2003 declined 3% compared with the year-ago quarter, while noninterest income increased 15% and noninterest expense increased 6% over the same respective periods. The provision for loan losses, reflecting the above mentioned write down, increased to $3,302,000 in the fourth quarter of 2003 from $886,000 in the year-ago period.

     For the full year 2003, net interest income increased 5% relative to 2002, while noninterest income increased 21% and noninterest expense grew 14%. The provision for loan losses was $5,215,000 for 2003, versus $2,480,000 in 2002. Year-over-year balance sheet growth was generally in the low single digits.

     Due to the higher provisions, the allowance for loan losses strengthened on an aggregate as well as percentage of gross loans basis. Specifically, the allowance for loan losses was $7,846,000, or 1.18% of gross loans, at December 31, 2003, versus $7,284,000, or 1.13% of gross loans, at December 31, 2002. Nonperforming assets, including nonaccrual loans, accruing loans more than 90 days past due, renegotiated troubled debt and other real estate owned, totaled $5,815,000 at December 31, 2003, down from $6,997,000 at December 31, 2002.

     “While we are disappointed to report this temporary setback to earnings, there were several positives in the quarter and year. The Bank’s level of nonperforming assets at

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1/15/04 News Release, “LSB Bancshares Reports 4th Quarter and Full Year Financial Results”, cont.

year-end 2003 was down 17% from the level at year-end 2002, and we have strengthened our reserve position. While margins remain tight, we are taking the steps necessary to grow earning assets by expanding our branch network, the most recent example being our continued expansion into Guilford County, which will be achieved through the opening of a Jamestown office in the Spring of 2004 subject to regulatory approval,” said Robert F. Lowe Chairman/CEO.

     “We also remain well capitalized, which contributes to high ratings from various rating organizations,” Lowe added. “For example, LSB has received a 5-Star Superior rating from Bauer Financial, Inc. (the nation’s leading independent bank rating firm) for 57 consecutive quarters, which puts the Bank in a group that Bauer designates as Exceptional Performance Banks.”

     Lexington State Bank, which opened on July 5, 1949, is the 10th largest bank in North Carolina and the largest community bank based in the Piedmont Triad. LSB owns two subsidiaries: LSB Investment Services, Inc., which offers non-deposit, non-insured investment alternatives such as mutual funds and annuities; and Peoples Finance Co. of Lexington, Inc., which offers small loans and dealer financing.

     Common stock of the bank’s parent company, LSB Bancshares, Inc., is traded on the National Market and is quoted electronically under the NASDAQ symbol LXBK. The LSB website, which links online banking users to LSB By Net, is www.lsbnc.com.

     Market makers include: Davenport & Company LLC; Friedman Billings Ramsey & Co.; FTN Financial Securities Corp.; Goldman, Sachs & Co.; Keefe, Bruyette & Woods, Inc.; Morgan Keegan & Co., Inc.; Morgan Stanley & Co., Inc.; Moors & Cabot, Inc.; The Robinson Humphrey Co.; Sandler O’Neill & Partners, and; Schwab Capital Markets.

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NOTE: For more information, please contact Monty J. Oliver, EVP & Chief Financial Officer @ 336-242-6207 or 336-248-6500
or 1-800-876-6505, ext. 207

This press release contains forward-looking statements. These statements involve estimates and assumptions of management of LSB Bancshares, Inc. (“LSB”), and risks and uncertainties, that could cause the actual results of

LSB’s performance to differ materially from current projections, including without limitation, the effects of future economic conditions, regulatory approval of the opening of the Jamestown office, governmental fiscal and monetary policies. Legislative and regulatory changes, changes to interest rates, the effects of competition, and the final determinations of LSB’s financial results for the fourth quarter of 2003. Additional factors that could cause the actual results of LSB’s performance to differ materially from current projections are discussed in LSB’s filings with the Securities and Exchange Commission, including without limitation, its Annual Report on Form 10-K, its quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. LSB undertakes no obligation to revise these statements following the date of the news release.

LSB Bancshares, Inc.
Consolidated Balance Sheets
(In Thousands)

	December 31

	2003	2002

Assets
Cash and Due from Banks	$36,418	$41,522
Interest-Bearing Bank Balances	2,267	5,550
Federal Funds Sold	25,886	13,384
Investment Securities:
Held to Maturity, at Amortized Cost	29,078	44,030
Available for Sale, at Market Value	92,013	84,372
Loans	663,446	645,548
Less, Reserve for Loan Losses	(7,846)	(7,284)

Net Loans	655,600	638,264
Premises and Equipment	14,951	13,490
Other Assets	11,693	11,181

Total Assets	$867,906	$851,793

Liabilities
Deposits:
Demand	$82,588	$94,612
Savings, N.O.W. and Money Market Accounts	411,322	385,981
Certificates of Deposit of less than $100,000	126,343	145,669
Certificates of Deposit of $100,000 or more	82,249	70,219

Total Deposits	702,502	696,481
Securities Sold Under Agreements to Repurchase	2,032	1,529
Borrowings from the Federal Home Loan Bank	70,000	63,000
Other Liabilities	4,812	5,276

Total Liabilities	779,346	766,286

Shareholders’ Equity
Preferred Stock, Par Value $.01 Per Share:
Authorized 10,000,000 shares; none issued	0	0
Common Stock, Par Value $5 Per Share:
Authorized 50,000,000 Shares; Issued 8,548,942 Shares in 2003 and 8,472,518 Shares in 2002	42,745	42,363
Paid-In Capital	10,205	9,729
Directors’ Deferred Plan	(1,101)	(995)
Retained Earnings	35,702	32,578
Accumulated Other Comprehensive Income	1,009	1,832

Total Shareholders’ Equity	88,560	85,507

Total Liabilities and Shareholders’ Equity	$867,906	$851,793

Memorandum: Standby Letters of Credit	$4,098	$4,138

LSB Bancshares, Inc.
Consolidated Statements of Income
(In Thousands Except Share Data and Note)

	Three Months Ended		Twelve Months Ended
	December 31		December 31

	2003	2002	2003	2002

Interest Income
Interest and Fees on Loans	$10,686	$11,584	$44,837	$45,137
Interest on Investment Securities:
Taxable	934	1,149	3,960	5,385
Tax Exempt	352	406	1,581	1,652
Interest-Bearing Bank Balances	26	56	159	258
Fed Funds Sold	46	109	253	500

Total Interest Income	12,044	13,304	50,790	52,932

Interest Expense
Deposits	1,729	2,665	8,048	11,973
Securities Sold Under Agreements to Repurchase	3	5	13	42
Borrowings for the Federal Home Loan Bank	786	797	3,116	3,170

Total Interest Expense	2,518	3,467	11,177	15,185

Net Interest Income	9,526	9,837	39,613	37,747
Provision for Loan Losses	3,302	886	5,215	2,480

Net Interest Income After Provision for Loan Losses	6,224	8,951	34,398	35,267

Noninterest Income
Service Charges on Deposit Accounts	1,834	1,725	6,981	6,525
Gains on Sales of Mortgages	206	276	1,346	737
Other Operating Income	1,575	1,153	6,190	4,738

Total Noninterest Income	3,615	3,154	14,517	12,000

Noninterest Expense
Personnel Expense	4,952	4,779	20,643	17,903
Occupancy Expense	436	400	1,654	1,480
Equipment Depreciation and Maintenance	546	443	2,069	1,797
Other Operating Expense	3,074	2,853	12,068	10,860

Total Noninterest Expense	9,008	8,475	36,434	32,040

Income Before Income Taxes	831	3,630	12,481	15,227
Income Taxes	29	1,189	3,903	5,013

Net Income	$802	$2,441	$8,578	$10,214

Earnings Per Share
Basic	$0.09	$0.29	$1.01	$1.21
Diluted	$0.09	$0.29	$1.00	$1.20

Weighted Average Shares Outstanding
Basic	8,543,172	8,468,205	8,515,711	8,461,818
Diluted	8,626,434	8,538,839	8,587,787	8,543,319

LSB Bancshares, Inc.
Financial Highlights
(In Thousands Except Ratios)

	Three Months Ended December 31

	2003	2002	Change

Financial Ratios
Return On Average Assets	0.37	1.13	(76	)BP
Return On Average Shareholders’ Equity	3.55	11.40	(785)
Net Interest Margin (FTE):	4.92	4.86	6

Average Balances
Loans	$667,801	$632,657	5.6%
Earning Assets	815,576	799,320	2.0
Total Assets	873,877	864,486	1.1
Interest-Bearing Deposits	630,355	622,530	1.3
Total Deposits	715,035	708,621	0.9

Allowance For Loan Losses
Beginning Balance	$7,795	$7,155	8.9%
Provision For Loan Losses	3,302	886	272.7
Loans Charged Off	(3,296)	(864)	281.5
Recoveries	45	107	(57.9)

Ending Balance	7,846	7,284	7.7

LSB Bancshares, Inc.
Financial Highlights
(In Thousands Except Ratios)

	Twelve Months Ended December 31

	2003		2002		Change

Financial Ratios
Return On Average Assets	0.98		1.21		(23	)BP
Return On Average Shareholders’ Equity	9.66		12.28		(262)
Net Interest Margin (FTE):
Quarterly	4.92		4.86		6
Year To Date	4.89		4.86		3

Average Balances
Loans	664,155		607,620		9.3%
Earning Assets	824,236		790,360		4.3
Total Assets	878,519		843,284		4.2
Interest-Bearing Deposits	635,502		610,428		4.1
Total Deposits	721,723		690,208		4.6

Allowance For Loan Losses
Beginning Balance	7,282		6,440		13.1%
Provision For Loan Losses	5,215		2,480		110.3
Loans Charged Off	(5,011)		(1,934)		159.1
Recoveries	360		298		20.8

Ending Balance	7,846		7,284		7.7

Nonperforming Assets
Nonperforming Loans:
Past Due 90 Days Or More	1,184		2,354		(49.7)%
Nonaccrual Loans	1,754		272		544.9
Restructured Loans	1,135		2,259		(49.8)

Total Nonperforming Loans	4,073		4,885		(16.6)
Other Real Estate	1,742		2,112		(17.5)

Total Nonperforming Assets	5,815		6,997		(16.9)

Asset Quality Ratios
Nonperforming Loans To Total Loans	0.88		1.08		(0.21	)BP
Nonperforming Loans To Total Assets	0.67		0.82		(0.15)
Allowance For Loan Losses To Total Loans	1.18		1.13		0.05
Net Charge-offs To Average Loans	0.70		0.27		0.43

Allowance For Loan Losses To Nonperforming Loans	1.93	x	1.49	x